UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2025

Predictive Oncology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36790	33-1007393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(412) 432-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POAI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2025, the Board of Directors (the “Board”) of Predictive Oncology Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, determined that it was appropriate to award restricted stock units (“RSUs”) as a form of compensation for employees, consultants and directors, to be granted under the Company’s 2024 Equity Incentive Plan. In connection therewith, the Board approved a form of Restricted Stock Unit Award Agreement.

Consistent with the above determination, on September 9, 2025, upon the recommendation of the Compensation Committee, the Board approved the grant of 124,959 RSUs to Raymond F. Vennare, the Company’s Chief Executive Officer and 97,000 RSUs to Josh Blacher, the Company’s Interim Chief Financial Officer. Each RSU represents the right to receive one share of the Company’s common stock upon vesting. The RSUs will vest in full on October 31, 2025, subject to continued service through the vesting date.

The form of Restricted Stock Unit Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the RSU grants to Messrs. Vennare and Blacher is qualified in its entirety by reference to the complete terms and conditions of the form of Restricted Stock Unit Award Agreement, incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY INC.

Date: September 12, 2025	By:	/s/ Josh Blacher
Name: Josh Blacher
Title: Interim Chief Financial Officer